Exhibit 10.103

EXECUTION VERSION

AMENDMENT NUMBER ONE

to the

MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT

dated as of December 4, 2015

among

BARCLAYS BANK PLC

and

PENNYMAC LOAN SERVICES, LLC

This AMENDMENT NUMBER ONE (this “Amendment”) is made as of this [2nd] day of December, 2016, by and between Barclays Bank PLC (the “Purchaser” and the “Agent”) and PennyMac Loan Services, LLC (the “Seller” and the “Servicer”), and amends that certain Mortgage Loan Participation Purchase and Sale Agreement, dated as of December 4, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and between the Purchaser, the Agent, the Servicer and the Seller.

WHEREAS, the Purchaser, the Agent, the Servicer and the Seller have agreed to amend the Purchase Agreement as more particularly set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.Amendments.  Effective as of the date hereof:

(a)       Section 1 of the Purchase Agreement is hereby amended by deleting the defined term “Maturity Date” in its entirety and replacing such term with the following:

“Maturity Date” means December 1, 2017.

(b)       Section 1 of the Purchase Agreement is hereby amended by adding the following defined term in its proper alphabetical sequence:

“Bail-In Action” means the exercise by the Bank of England (or any successor  resolution authority) of any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period and together with any power to terminate and value transactions) under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom relating to the transposition of the European Banking Recovery and Resolution Directive as amended from time to time, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which our obligations (or those of our affiliates) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of ours or any other person.

(c)       The Purchase Agreement is hereby amended by adding the following as a new section of the Purchase Agreement in its proper numerical sequence:

28. Contractual Recognition of Bail-In. Seller acknowledges and agrees that notwithstanding

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any other term of this Agreement or any other agreement, arrangement or understanding with Purchaser, any of Purchaser’s liabilities, as the Bank of England (or any successor resolution authority) may determine, arising under or in connection with this Agreement may be subject to Bail-In Action and Seller accepts to be bound by the effect of:

(a)    any Bail-In Action in relation to such liability, including (without limitation):

(i)    a reduction, in full or in part, of any amount due in respect of any such liability;

(ii)   a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, Seller; and

(iii)  a cancellation of any such liability; and

(b)    a variation of any term of this Agreement to the extent necessary to give effect to Bail-In Action in relation to any such liability.

SECTION 2.Fees and Expenses.  Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchaser incurred in connection with this Amendment, in accordance with Section 21 of the Purchase Agreement.

SECTION 3.Defined Terms.  Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

SECTION 4.Limited Effect.  Except as amended hereby, the Purchase Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment need not be made in the Purchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Purchase Agreement, any reference in any of such items to the Purchase Agreement being sufficient to refer to the Purchase Agreement as amended hereby.

SECTION 5.Representations. In order to induce Purchaser to execute and deliver this Amendment, PennyMac Loan Services, LLC, in its capacities as Seller and Servicer, hereby represents to Purchaser that as of the date hereof, (i) it is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof and (ii) no default or event of default has occurred and is continuing under the Program Documents.

SECTION 6.Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5‑1402 of the New York General Obligations Law which shall be applicable).

SECTION 7.Counterparts.  For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.  The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

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SECTION 8.Miscellaneous.

(a)       This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

(b)       The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Purchase Agreement or any provision hereof or thereof.

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IN WITNESS WHEREOF, the Purchaser, the Agent, the Servicer and the Seller have each caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BARCLAYS BANK PLC,
as Purchaser and Agent

By:	/s/ Ellen Kiernan
Name: Ellen Kiernan
Title: Director

PENNYMAC LOAN SERVICES, LLC,
as Seller and Servicer

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

Amendment Number One to Mortgage Loan Participation Purchase and Sale Agreement